UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 6, 2020 (November 29, 2019)

KINGOLD JEWELRY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-15819	13-3883101
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

No. 8 Han Huang Road Jiang’an District Wuhan, Hubei Province, PRC	430023
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (011) 86 27 65694977

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.001 par value	KGJI	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

Between November 2019 and June 2020, Wuhan Kingold Jewelry Co., Limited (“Wuhan Kingold”), a contractually controlled affiliate of Kingold Jewelry Inc. (the “Company”) received various notices of default on a number of loans with seven lenders. The loans are all secured by gold assets in the control of the lenders, the adequacy and integrity of which are under dispute. The aggregate amount of loans for which Wuhan Kingold has received notices of default is approximately RMB 10 billion.

(a) Evergrowing Bank Loans. As previously disclosed, from February 24, 2016 to March 24, 2016, Wuhan Kingold signed ten loan agreements with the Yantai Huanshan Road Branch of Evergrowing Bank for loans of approximately $140.1 million (RMB 1 billion) in aggregate. The purpose of the loans was for purchasing gold. The original terms of loans were two years and bore fixed interest of 4.75% per year. Based on the loan repayment plan as specified in the loan agreements, approximately a half of the principal loan amount (RMB 500 million) was repaid upon maturity. For the remaining balance of approximately $70.0 million (RMB 500 million), the Company entered into a loan extension agreement with the bank to extend the loan borrowing period for additional seven months until October 2018, with the new interest rate of 6.5% per year. The loans were secured by 2,735 kilograms of gold in aggregate with carrying value of approximately $89.1 million (RMB 635.9 million) and were personally guaranteed by the CEO and Chairman of the Company, Mr. Zhihong Jia. Upon the maturity of these loans, the Company entered into a series of supplemental agreements with Yantai Huanshan Road Branch of Evergrowing Bank to extend the term of the loan for additional 12 months, with new maturity dates between October 9, 2019 and October 21, 2019. From April to September 2019, the Company repaid a total of $42.1 million (RMB 300.5 million) to the bank. As of September 30, 2019, the outstanding balance of the loans amounted to approximately $27.9 million (RMB 199.5 million). The loan was subsequently matured in October 2019, and the Company signed a supplemental agreement with the bank to extend the loan’s due date to March 23, 2020. During the fourth quarter of 2019, the Company repaid a portion of the loan and the unpaid balance was approximately RMB 194.5 million as of December 31, 2019. At the time of this report, the Company is still in the process of locating the notice of default with respect to the loan due on March 23, 2020.

(b) Sichuan Trust Loans.

On September 7, 2016, the Company entered into two trust loan agreements with Sichuan Trust Ltd. (“Sichuan Trust”) to borrow a maximum of approximately $280.2 million (RMB 2 billion) as working capital loan. The required annual interest rate was 8.46%. The Company paid the first interest payment equal to 1.21% of the principle received as loan origination fee on annual basis, then the rest of interest payments are calculated based on a fixed interest rate of 7.25%. The Company pledged 7,258 kilograms of gold with carrying value of approximately $236.4 million (RMB 1.7 billion) as collateral to secure this loan. The loan was personally guaranteed by the CEO and Chairman of the Company. The Company also made a restricted deposit of approximately $2.1 million (RMB 15 million) to secure these loans. The deposit would be refunded when the loan was repaid upon maturity. As of September 30, 2019, the Company received an aggregate of approximately $210.1 million (RMB 1.5 billion) from the loan. These loans originally had maturity dates between September 20, 2018 and November 30, 2018. During the year ended December 31, 2018, these loans were extended to have maturity dates between November 20, 2019 and January 30, 2020. As of September 30, 2019, 7,258 kilograms of gold with carrying value of approximately $236.4 million (approximately RMB 1.7 billion) was pledged as collateral to secure the loans. At the time of this report, the Company is still in the process of locating the notice of default it may have received with respect to the outstanding balance due under this loan.

In January 2019, Wuhan Kingold entered into a trust loan agreement in the amount of approximately $43.4 million (RMB 310 million) with Sichuan Trust. The purpose of the trust loan was to purchase raw material gold. The loan period was 12 months from receiving of principal amount. The loan bore interest at a fixed annual rate of 10.7615%. The loan was secured by 1,647 kilograms of gold in aggregate with carrying value of approximately $56.0 million (RMB 399.6 million). The loan was also personally guaranteed by the CEO and Chairman of the Company. On March 17, 2020, Wuhan Kingold received written notice from Sichuan Trust stating that, in light of the impact of COVID-19, Sichuan Trust agreed to extend the term of the loan for six months to July 27, 2020; and that in the event that the COVID-19 lockdown terminates before the extended due date, then Wuhan Kingold was required to repay the loan within one month after the ending of COVID-19 lockdown. The travel restrictions and lockdown were lifted on April 8, 2020. At the time of that notice, the outstanding principal balance of the loan at issue was approximately RMB 310 million. At the time of this report, the Company is still in the process of locating the notice of default it may have received with respect to the outstanding balance due under this loan.

(c) Aviation Capital Loans. On June 2, 2020, Wuhan Kingold received written notice from China Aviation Capital Investment Management (Shenzhen) (“Aviation Capital ”) that an event of default has occurred with respect to the trust loan agreement entered into between Wuhan Kingold and Aviation Capital on September 7, 2016. Pursuant to the agreement, Wuhan Kingold borrowed a maximum of approximately $84.1 million (RMB 600 million) as working capital loan. The first installment of the loan was approximately $40.6 million (RMB 290 million) to mature on September 6, 2018. The Company was required to make interest payments calculated based on a fixed annual interest rate of 7.5% and a one-time consulting fee of 3% based on the principal amount received as loan origination fee. The Company pledged 1,473 kilograms of gold with carrying value of approximately $48 million (RMB 342.5 million) as collateral to secure this loan. The loan was personally guaranteed by the CEO and Chairman of the Company. The loan was extended upon maturity for another 18 months with a new maturity date of March 5, 2020. According to the notice of default, the outstanding balance of the Aviation Capital loans was approximately RMB 304.7 million in aggregate, including loan principal of RMB 290 million.

(d) Minsheng Trust Loans.

On December 27, 2019, Wuhan Kingold received three written notices from China Minsheng Trust Co., Ltd. (“Minsheng Trust”) that an event of default has occurred with respect to two trust loan agreements entered into between Wuhan Kingold and Minsheng Trust. As previously disclosed on December 26, 2017, Wuhan Kingold entered into a trust loan agreement with China Minsheng Trust Co., Ltd. (“Minsheng Trust”) for the amount of no more than approximately $210.1 million (RMB 1.5 billion). The purpose of the trust loan was to supplement liquidity needs. The loans were issued in installments. Each installment of the loan had a 24-month term, and the period from issuance date of the first installment to the expiration date of the last installment was not to exceed 30 months. The loans had different maturity dates from January 3, 2020 to June 24, 2020. The loan bore interest at a fixed annual rate of 9.2%. The Company received a total of $210.1 million (RMB 1.5 billion) loans from Minsheng Trust under the agreements. The loan was secured by 7,887 kilograms of gold in aggregate with carrying value of approximately $260.3 million (RMB 1.9 billion). The loans were also personally guaranteed by Mr. Zhihong Jia, the CEO and Chairman of the Company. The Company also made a restricted cash deposit of approximately $2.1 million (RMB 15 million) to secure the loans. The agreements provided that the deposit would be refunded when the loan was repaid upon maturity.

On October 10, 2018, the Company entered into another trust loan agreement in the amount of no more than approximately $140.1 million (RMB 1.0 billion) with Minsheng Trust. The purpose of the trust loan was to supplement liquidity needs. The loan were issued in installments. Each installment had a 12-month term, and the period from issuance date of the first installment to the expiration date of the last installment shall not exceed 18 months. The loan bore an interest at a fixed annual rate of 10.5%. The loan was secured by 5,356 kilograms of gold in aggregate with carrying value of approximately $175.3 million (RMB 1.3 billion). The loan was also personally guaranteed by Mr. Jia.

On May 24, 2019, the Company entered into additional trust loan agreement with Minsheng Trust to borrow approximately $84.1 million (RMB 600 million) as working capital. Each installment of the loan had a 12-month term, and the period from issuance date of the first installment to the expiration date of the last installment shall not exceed 18 months. The loan bore an interest at a fixed annual rate of 11%. The loan was secured by 2,990 kilograms of gold in aggregate with carrying value of approximately $111.1 million (RMB 793.3 million). The loan was also personally guaranteed by Mr. Jia.

As of September 30, 2019, the aggregate outstanding loans payable to Mingsheng Trust amounted to approximately $574.4 million, among which approximately $78.8 million (RMB 526.6 million) has been subsequently repaid upon maturity in October 2019. According to the notice of default, the outstanding balance of the Minsheng Trust loans was approximately RMB 3.7 billion in aggregate, including RMB 3.1 billion in aggregate of loan principal.

(e) Dongguan Trust Loans. On November 29, 2019, Wuhan Kingold received written notice from Dongguan Trust Ltd. (“Dongguan Trust”) that an event of default has occurred with respect to a gold income rights transfer and repurchase agreement entered into in July 2018 between Wuhan Kingold and Dongguan Trust. The Agreement provided that Wuhan Kingold could borrow up to approximately $140.1 million (RMB 1 billion) in exchange for the income earning rights of Wuhan Kingold. Wuhan Kingold would be permitted to buy back the rights and repay the proceeds received, and shall pay a fixed interest of 11% over a term of 18 months. The Company determined that this Agreement was essentially a loan agreement due to the nature of this transaction. This loan was secured by 4,974 kilograms of gold in aggregate with carrying value of approximately $159.7 million (RMB 1,140 million). The loan was also personally guaranteed by Mr. Jia. The Company also made a restricted deposit of approximately $1.4 million (RMB 10 million) to secure the loan. The deposit would be refunded when the loan was repaid at maturity. According to the notice of default, the outstanding balance of the Dongguan Trust loans was approximately RMB 994.6 million in aggregate, including RMB 985 million of aggregate loan principal.

(f) Chang’An Trust Loans. On December 4, 2019, Wuhan Kingold received written notice from Chang’An Trust Ltd. (“Chang’An Trust”) that an event of default has occurred with respect to a trust loan contract Wuhan Kingold entered into with Chang’An Trust in September 2017. The agreement provided the Company with access to a total of approximately $140.1 million (RMB 1 billion) for the purpose of working capital needs. The loan bore an interest at an annual rate of 10% with a term of 24 months and was secured by 4,784 kilograms of gold with carrying value of approximately $157.5 million (RMB 1.1 billion). The loan was also personally guaranteed by Mr. Jia. The Company also made a restricted deposit of approximately $1.4 million (RMB 10 million) to secure these loans. The deposit would be refunded when the loan is repaid at maturity. On September 30, 2018, the Company made repayment of approximately $2.8 million (RMB 20 million). On October 31, 2018, the Company made additional repayment of approximately $25.9 million (RMB 178.2 million) to Chang’An Trust. As of September 30, 2019, the balance of loans from Chang’An Trust was approximately $112.3 (RMB 801.9 million), among which approximately $77.6 million (RMB 554.2 million) subsequently matured in October and early November 2019, and the Company entered into a supplemental agreement with Chang’An Trust to extend the loan repayment date to December 27, 2019. According to the notice of default, the outstanding balance of the Minsheng Trust loan principal was approximately RMB 604.2 million in aggregate and interest provided in the agreement.

(g) Anxin Trust Loans. In February 2020, Anxin Trust Co., Ltd. (“Anxin Trust”) filed a lawsuit against Wuhan Kingold claiming that an event of default has occurred with respect to a trust loan contract Wuhan Kingold entered into with Chang’An Trust in January 2016. On January 29, 2016, Wuhan Kingold signed a Collective Trust Loan Agreement with Anxin Trust Co., Ltd. (“Anxin Trust”). The agreement allowed the Company to access to approximately $420.3 million (RMB 3 billion) within 60 months. Each individual loan will bear a fixed annual interest of 14.8% or 11% with various maturity dates from February 19, 2019 to October 12, 2019. The purpose of this trust loan was to provide working capital for the Company to purchase gold. The loan was secured by 15,450 kilograms of gold in aggregate with carrying value of approximately $504.3 million (RMB 3.6 billion). The loan was also personally guaranteed by the CEO and Chairman of the Company. As of December 31, 2018, the Company received full amount from the loan. During the year ended December 31, 2018, the Company repaid approximately $78.5 million (RMB 0.56 billion), which resulted in an outstanding balance of approximately $341.8 million (RMB 2.44 billion). The Company also made a restricted deposit of approximately $3.4 million (RMB 24 million) to secure the rest of these loans. The deposit would be refunded when the loan is repaid upon maturity. In February and March 2019, the Company made repayments total of approximately $26.9 million (RMB 192 million) and extended the loans of approximately $17.8 million (RMB 127 million) which originally due on March 29, 2019 to April 10, 2019.  In April and June 2019, the Company made repayments total of approximately $99.2 million (RMB 708 million) to Anxin Trust, and 5,580 kilograms of pledged gold with carrying value of approximately $55.4 million (RMB 395.3 million) has been released and returned upon the repayment. In August 2019, the Company made additional repayment of approximately $5.6 million (RMB 40 million) to Anxin Trust. 2,470 kilograms of pledged gold has been released and returned to inventory pool. As of September 30, 2019, the total outstanding loan payable to Anxin Trust amounted to approximately $210.1 million (RMB 1.5 billion), among which (1) $140.1 million (RMB 1 billion) matured in September 2019 but not repaid because the Company negotiated with Anxin Trust and extended the insurance coverage date to October 18, 2019, and subsequently further extended the insurance coverage date to December 18, 2019 and accordingly postponed the maturity date of $140.1 million loan to December 18, 2019, (2) The remaining $70.0 million (RMB 500 million) subsequently matured on October 11, 2019 and October 12, 2019, and the Company repaid RMB 100 million (approximately $14.0 million) to Anxin Trust upon loan maturity and then entered into a supplemental agreement with Anxin Trust to extend the loan term of RMB 400 million (approximately $56.0 million) for additional one year, with new maturity date in October 2020. As of September 30, 2019, 7,400 kilograms of gold with carrying value of approximately $241.0 million (approximately RMB 1.72 billion) was pledged as collateral to secure the loans. The plaintiff in the lawsuit sought repayment of the outstanding balance of approximately RMB 2.3 billion including unpaid principal of approximately RMB 2.0 billion.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On June 30, 2020, Kingold Jewelry Inc. (the “Company”) received a notification letter (the “First Notice”) from The Nasdaq Stock Market (“Nasdaq”) advising the Company that, because the Company has not filed its Form 10-Q for the period ended March 31, 2020 (the “Form 10-Q”), it no longer complies with Nasdaq’s Listing Rules for continued listing. Nasdaq Marketplace Rule 5250(c)(1) requires a company to timely file all required periodic financial reports with the U.S. Securities and Exchange Commission (the “Commission”) through the EDGAR system (the “Filing Requirement”). As disclosed by the Company on its Form 8-K filed with the Commission on May 14, 2020, the Company has delayed the filing of its Form 10-Q to allow additional time to complete the preparation of its financial statements required to be included in the Form 10-Q. The Company has not yet filed the Form 10-Q as of the date of this report and therefore does not meet the Filing Requirement. Although the May 14, 2020 Form 8-K anticipated that the Company would file the Form 10-Q by no later than June 29, 2020, due to the matters described in this Current Report on Form 8-K, the Company is currently unable to predict when it will file the Form 10-Q.

The First Notice states the Company has 60 calendar days until August 29, 2020 to regain compliance with the Filing Requirement or submit a plan to do so. The Notice also states that, if Nasdaq accepts the Company’s compliance plan, it may be eligible for additional time of up to 180 calendar days from the due date of the Form 10-Q, or until December 28, 2020 to regain compliance with the Filing Requirement.

On July 2, 2020, the Company received a second notification letter (the “Second Notice”) from Nasdaq advising the Company that, because the Company has not filed its Form 10-K for the period ended December 31, 2019 (the “Form 10-K”), it no longer complies with Nasdaq’s Listing Rules for continued listing. As disclosed by the Company on its Form 8-K filed with the Commission on March 30, 2020, the Company has delayed the filing of its Form 10-K to allow additional time to complete the preparation of its financial statements for the 2019 fiscal year required to be included in the Form 10-K. The Company has not yet filed the Form 10-K as of the date of this report. Although the March 30, 2020 Form 8-K anticipated that the Company would file the Form 10-K by no later than June 30, 2020, due to the matters described in this Current Report on Form 8-K, the Company is currently unable to predict when it will file the Form 10-K.

The Second Notice amends the First Notice and advises the Company that Nasdaq has determined to apply more stringent criteria to the submission timeframe and to shorten deadline for the Company to submit its plan pursuant to Nasdaq’s discretionary authority set forth in the Listing Rule 5101. The Company has now until July 16, 2020 to regain compliance with the Filing Requirement or submit a plan to do so. If Nasdaq accepts the Company’s compliance plan, the Company may be eligible for additional time of up to 180 calendar days from the due date of the Form 10-K, or until September 14, 2020 to regain compliance with the Filing Requirement.

If the Company does not regain compliance or submit a plan to obtain an extension from Nasdaq by July 16, 2020, Nasdaq will provide written notification to the Company that its common stock may be delisted. At that time, the Company may appeal Nasdaq’s decision to a Listing Qualifications Panel.

Item 8.01	Other Events.

Cancellation of Shanghai Gold Exchange Membership. On June 22, 2020, the Shanghai Gold Exchange (the “SGE”) issued a determination notification letter to the Company that, in light of the Company’s violations of certain rules and regulations of the SGE, the SGE has made the determination to cancel the Company’s membership with the SGE , with immediate effect.

Class Action Lawsuit. On June 30, 2020, a class action lawsuit styled RAJANI CHITTURI v. KINGOLD JEWELRY, INC., et al., Case No. 1:20-cv-02886, was filed in the United States District Court for the Eastern District of New York (the “Court”) against the Company and certain of its current and former officers (the “Defendants”). The complaint was filed on behalf of persons or entities who purchased or otherwise acquired publicly traded securities of the Company between March 15, 2018 and June 28, 2020. The complaint generally alleges that the Defendants engaged in acts and a course of business that operated as a fraud or deceit upon investors, and knowingly or recklessly disseminated or approved statements about the Company’s business operations, financial performance and prospects that were materially false and misleading. The complaint asserted claims for violations of Section 10(b) of the Securities Exchange Act of 1934 and Rule 10b-5 promulgated thereunder, and Section 20(a) of the Securities Exchange Act of 1934. The claim sought damages and an award of reasonable costs and expenses, including counsel fees and expert fees.

Establishment of Special Committee. On June 29, 2020, Caixin Media published an article alleging, among other matters, that the gold pledged as collateral by Wuhan Kingold to secure certain loans was not pure gold. The Company’s Board of Directors (the “Board”) has formed a special committee (the “Special Committee”) to oversee an internal investigation into certain issues raised to the Board’s attention (the “Internal Investigation”). The Special Committee is currently comprised of two independent directors of the Board, Mr. Guang Chen and Alice Io Wai Wu, and one or two additional members are expected to be appointed to the Special Committee as soon as suitable candidates can be determined. The Special Committee will begin its search of independent advisors, including independent legal advisors and forensic accountants, in connection with the Internal Investigation. The Internal Investigation is at a preliminary stage.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KINGOLD JEWELRY, INC.

By:	/s/ Yi Huang
	Name:	Yi Huang
	Title:	Acting Chief Financial Officer

Date: July 6, 2020